Ford Motor Credit Company

                       Ford Credit Auto Owner Trust 2000-A

                            Monthly Servicing Report

       Collection Period                                            March, 2000
       Distribution Date                                                4/17/00

                                                                   Dollar Amount

       Total Portfolio                                      $  3,000,003,021.67
       Total Securities                                        2,891,060,000.00
       Class A-1 Notes                                           155,000,000.00
       Class A-2 Notes                                           377,000,000.00
       Class A-3 Notes                                         1,000,000,000.00
       Class A-4 Notes                                           975,000,000.00
       Class A-5 Notes                                           171,480,000.00
       Class B Notes                                              99,200,000.00
       Class C Certificates                                       56,690,000.00
       Class D Certificates                                       56,690,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest

            Interest Collections                            $     16,101,847.31
            Repurchased Loan Proceeds Related to Interest              3,592.62
                 Total Simple Interest Receivables Interest       16,105,439.93
       Pre Computed Receivables Interest Collections                  34,895.02
                 Total Interest Collections                       16,140,334.95

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,914,252.96
            Precomputed Servicer Advances - Principal                 14,164.65
            Precomputed Servicer Advances - Interest                   4,565.23
                 Total Servicer Advances                           2,932,982.84

       Principal:
       Simple Interest Receivables Principal

            Principal Collections                           $     61,717,656.58
            Prepayments in Full                                   31,283,437.91
            Repurchased Loan Proceeds Related to Principal         1,301,699.78
                 Total Simple Interest Receivables Principal 94,302,794.27 Pre Computed Receivables Principal
            Principal Collections                           $        119,662.09
            Prepayments in Full                                       86,744.67
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                             3,234.50
                 Total Pre Computed Receivables Principal            209,641.26
       Liquidation Proceeds                                            8,236.25
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                      96,169,590.98
       Principal Losses for Collection Period                         53,179.85
                 Total Regular Principal Reduction                96,228,699.23

       Total Collections                                    $    115,242,908.77

                                                                          Amount
                                                                      Per $1,000

                                                                     of Original
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       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 115,242,908.77  $    39.86
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              115,242,908.77       39.86

       Servicing Fee:
       Servicing Fee Due                           $   2,500,002.52  $     0.86
       Servicing Fee Paid                              2,500,002.52        0.86
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest

            Class A-1 Notes Monthly Interest Due   $     649,600.69  $     4.19
            Class A-1 Notes Monthly Interest Paid        649,600.69        4.19
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest

            Class A-2 Notes Monthly Interest Due   $   1,627,645.14  $     4.32
            Class A-2 Notes Monthly Interest Paid      1,627,645.14        4.32
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest

            Class A-3 Notes Monthly Interest Due   $   4,167,777.78  $     4.17
            Class A-3 Notes Monthly Interest Paid      4,167,777.78        4.17
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest

            Class A-4 Notes Monthly Interest Due   $   4,224,458.33  $     4.33
            Class A-4 Notes Monthly Interest Paid      4,224,458.33        4.33
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest

            Class A-5 Notes Monthly Interest Due   $     753,464.07  $     4.39
            Class A-5 Notes Monthly Interest Paid        753,464.07        4.39
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00
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       Class B Notes Monthly Interest

            Class B Notes Monthly Interest Due     $     446,785.78  $     4.50
            Class B Notes Monthly Interest Paid          446,785.78        4.50
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest

            Total Note Monthly Interest Due        $  11,869,731.79  $     4.27
            Total Note Monthly Interest Paid          11,869,731.79        4.27
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest

            Class C Cert. Monthly Interest Due     $     268,490.14  $     4.74
            Class C Cert. Monthly Interest Paid          268,490.14        4.74
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest

            Class D Cert. Monthly Interest Due     $     311,795.00  $     5.50
            Class D Cert. Monthly Interest Paid          311,795.00        5.50
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest

            Total Note and Cert. Mthly Int. Due    $  12,450,016.93  $     4.31
            Total Note and Cert. Mthly Int. Paid      12,450,016.93        4.31
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 100,292,889.32

       Principal:
       Principal Distribution Amounts

            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       31,111,266.38       10.76
            Regular Principal Distribution Amount    500,888,733.62      173.25
                 Principal Distribution Amount       532,000,000.00      184.02

       Principal Distribution Amounts Paid

            Class A-1 Notes Monthly Principal Paid $ 100,292,889.32  $   647.05
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           100,292,889.32       36.11

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        100,292,889.32       34.69

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 115,242,908.77
       Total Distributions (incl. Servicing Fee)   $ 115,242,908.77
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       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,777,680,000.00 $ 2,677,387,110.68
            Note Pool Factor                       1.0000000          0.9638933
            Class A-1 Notes Balance           155,000,000.00      54,707,110.68
            Class A-1 Notes Pool Factor            1.0000000          0.3529491
            Class A-2 Notes Balance           377,000,000.00     377,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance         1,000,000,000.00   1,000,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           975,000,000.00     975,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           171,480,000.00     171,480,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              99,200,000.00      99,200,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       56,690,000.00      56,690,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       56,690,000.00      56,690,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,891,060,000.00   2,790,767,110.68

       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.61%              7.61%
            Wtd Average Remaining Maturity (WAM)       46.48              45.62
            Remaining Number of Receivables          212,414            209,521
            Portfolio Receivable Balance $  3,000,003,021.67 $ 2,905,437,925.65

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     14,054,364.15
       Specified Credit Enhancement Amount                        29,054,379.26
       Yield Supplement Overcollateralization Amount             158,869,192.03
       Target Level of Overcollateralization                     172,923,556.18
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       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     15,000,015.11
       Specified Reserve Account Balance                          15,000,015.11
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       15,000,015.11
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             15,000,015.11
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $          8,236.25
            Recoveries from Prior Month Charge-Offs                        0.00
       Total Losses for Collection Period                             53,327.58
       Charge-off Rate for Collection Period (annualized)                  0.02%
       Cumulative Net Losses for all Periods
       Delinquent Receivables:
            31-60 Days Delinquent                           $        642,490.45
            61-90 Days Delinquent                                        913.01
            91-120 Days Delinquent                                    18,175.56
            Over 120 Days Delinquent                                       0.00
       Repossesion Inventory                                $        172,428.45

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0183%
            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0014%
            Three Month Average                                          0.0000%